EXHIBIT 10.14(e)


                           CONSOLIDATED GROUP BUILDING

                                 THIRD AMENDMENT
                                       TO
                            AMENDED CONSOLIDATED AND
                                 RESTATED LEASE

      This Third Amendment to the Amended, Consolidated and Restated Lease dated as of January 1, 1987 relating to floors one through five of the Consolidated Group Building, Pleasant Street Connector, Framingham and Southborough, Massachusetts (the "Building") as amended to date (the "Lease") is entered into as of the 26th day of February, 1998, by and between Consolidated Group Service Company Limited Partnership, a Massachusetts limited partnership (the "Landlord"), and HealthPlan Services, Inc. ("Tenant"), the successor in interest to Consolidated Group, Inc.. In consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Lease is hereby further amended as follows, but is to remain unchanged and in full force and effect in all other respects:

      1. In consideration of the current and anticipated performance of certain capital expenditures being undertaken on the Building by the Landlord (such "Capital Improvements" being described on Exhibit I as attached hereto and incorporated herein), the Tenant hereby confirms that it is paying to the Landlord upon the date of execution of this Third Amendment, the sum of Two Hundred Sixty-Two Thousand Five Hundred Dollars ($262,500.00) as Tenant's agreed upon share of the cost of the Capital


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Improvements. The Capital Improvements shall be completed by the Landlord in a good and workmanlike fashion consistent with professional industry standards for the work being performed. The Landlord agrees to exercise reasonable efforts to perform the Capital Improvements work in a manner reasonably calculated to minimize the disruption to Tenant's business activities and Tenant's efforts to sublease the premises. However, the reasonable efforts to be exercised hereunder shall not require that the Capital Improvements work be performed during "non-business" hours. The Tenant hereby agrees to vacate all of the fourth floor of the Building when repair work is being undertaken that effects the fourth floor space; however, the so-called "executive area" on the fourth floor as shown on the attached Exhibit II need not be vacated as no work is to be performed in that area. The Landlord agrees to exercise reasonable efforts to complete all work to be performed within the fourth floor by one hundred (100) days after the date hereof.

      2. Commencing as of January 1, 1998, the Tenant hereby agrees to pay the first five thousand dollars ($5,000.00) per calendar year either for necessary repairs in connection with all damage caused by leaks from the exterior of the Building's roof, windows and all other exterior surfaces or in order to take steps to prevent any such leaks from recurring. All such payments by Tenant shall be exclusive of amounts required to be paid to repair any such leaks arising hereafter as a result of the negligence or misconduct of Tenant. The payments provided for in this paragraph 2 shall be in addition to all payments to be made by Tenant under the Lease. Landlord shall pay all amounts in excess of said $5,000 per year necessary to exercise best efforts to prevent any leaks from


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occurring and to repair all damage caused by leaks from the exterior of the
Building's roof, windows and other exterior surfaces, not caused by Tenant's negligence or misconduct.

      3. The following language is hereby inserted after the second sentence of
Section 4.2.2 of the Lease in the place of the current language after said second sentence, all of which is hereby deleted:

      As part of Tenant's agreement that this Lease be "net" to Landlord, Tenant agrees that if Landlord, in Landlord's reasonable discretion, installs or makes a capital expenditure repair to or makes or installs a new or replacement capital item for the express purpose of reducing or conserving the use of energy in the Building, complying with any building code or other law, regulation, or legal requirement, complying with requirements of any insurer, or as otherwise relating to the operation of the Building or the Lot (hereinafter collectively referred to as "Capital Items"), the cost of the same amortized over its useful life as calculated pursuant to generally accepted accounting principles at the interest rate used to finance the item by an arm's length third party or, if there is no such separate financing, at the prime rate (which shall mean the prime rate in effect from time to time at the principal Boston office of the Bank of Boston, or any successor entity), shall be added to Tenant's monthly payment obligation hereunder as part of the operating expenses. Landlord hereby agrees that Capital Items shall exclude any capital expenditures incurred in connection with the expansion of the Building or expansion of the Lot, and will not be charged to Tenant.


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      Capital Items as used in this Lease as well as the duration of a "useful life" for such items shall be determined according to generally accepted accounting principles.

      If the Landlord and Tenant have a reasonable disagreement as to the characterization of a particular matter as either an operating expense or a Capital Item, and if the amount in dispute involves at least $5,000.00 or as to the proper length of a Capital Item's useful life, then any such disagreement shall be resolved in the following manner. If the disputed amount is less than $5,000.00 then the Landlord's determination shall prevail as long as it is based on a reasonable judgment. Within twenty
      (20) business days after Landlord shall have notified Tenant of its characterization of a matter as an operating expense or a Capital Item, or of its estimate of the useful life of a Capital Item (any or all of which together shall hereinafter be referred to as the "Specified Matter"), Tenant shall have the option to object to Landlord's Specified Matter in writing. Failure by Tenant to respond to Landlord's notice within the twenty (20) business day period shall be deemed an acceptance of Landlord's Specified Matter. In the event Tenant objects to Landlord's Specified Matter then the disagreement shall be arbitrated in accordance with the following procedure. The parties shall each identify one impartial third party to serve as an Arbitrator, who will then mutually select a third Arbitrator, with the three Arbitrators to then address any Specified Matter brought to their attention . Any such arbitrator shall be a certified public


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     accountant, having at least fifteen (15) years prior experience in accounting for commercial real estate holdings. Within ten (10) calendar days after the parties are notified as to the identity of the Arbitrators, each party shall submit to the Arbitrators such party's final documentation in support of its position, along with such supporting information, as it deems relevant. The Arbitrators shall have forty-five (45) calendar days after receipt of the two sets of documentation and supporting information, if any, in which to designate the Arbitrators' final decision. If one of the parties has not submitted its documentation to the Arbitrators within the time limits set forth herein, the Arbitrators will designate the position of the other party as the correct one. The Arbitrators shall notify the parties of their decision in writing within such forty-five (45) day period. All costs incurred for the services of the Arbitrators shall be borne equally by the parties. The decisions designated by the Arbitrators shall be final and binding and the parties shall have no further recourse with respect to such determination. If the three Arbitrators are unable to reach agreement, a common decision reached by two of the three Arbitrators shall be deemed as final or, in the case of the duration of a useful life, the two specified time periods which are closest to each other shall be averaged, or, if all the time periods are equally spaced, then the average of the three shall be final.

     4. The following language is hereby inserted after the words " the cost of " in the seventh line of Section 3.3 of the Lease: "construction (which shall include, , the costs of construction incurred pursuant to any statutory, regulatory or other compliance requirements


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which result from Tenant's attempt to make changes and/or additions to the
Premises; however, if such costs are capital in nature and are incurred because a pre-existing condition must be brought into statutory or regulatory compliance then such cost shall fall within the definition of Capital Item and shall be handled in accordance with Section 3 herein, but all other such costs shall be included within the aforesaid term "construction"),"

      5. The parties hereto acknowledge that both this amendment and any subletting or assigning of the Building or any part thereof is subject to the consent of any and all parties holding mortgages on the Building in addition to the consent of the Landlord as provided in the Lease and that Landlord shall exercise reasonable efforts promptly to obtain any such consents as may be required from a mortgagee.


      IN WITNESS WHEREOF the parties hereto have hereunto set their hands and seals as of the date first above written.


CONSOLIDATED GROUP SERVICE                   HEALTHPLAN SERVICES, INC.
COMPANY LIMITED PARTNERSHIP

By:  Pleasant Street Ventures, Inc.
        its sole general partner

By:/s/ JAMES F. CARLIN                       By:/s/ DONALD R. FITCH
   -------------------------------              -------------------------
   Treasurer                                    Treasurer


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